Exhibit 99.01

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Edelman

Reagan Crossley

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Immersion Enters Into Multi-Year License with Samsung; Updates Revenue Guidance

Broad relationship covers both TouchSense & Integrator software solutions and Basic Haptics IP

SAN JOSE, Calif., March 7, 2013 — Immersion Corporation (NASDAQ: IMMR), the leader in touch feedback technology development and licensing, today announced it has entered into a multi-year license agreement with Samsung Electronics Co., Ltd. In addition to providing a license to Immersion’s TouchSense® and Integrator solutions, the agreement includes a patent license covering Samsung’s prior and future use of simple forms of haptic effects, sometimes referred to as Basic Haptics, in its smartphones and other mobile devices.

“We are very pleased by Samsung’s broad adoption of our haptic technology, and we believe that this agreement marks an important milestone in our strategy to monetize our technology more fully within the mobile market,” said Immersion CEO Victor Viegas. “Having entered into this important customer agreement, we are now in a position to raise our 2013 guidance, as we expect revenues for the year to be in the range of $44 million to $48 million. In addition, while we continue to anticipate increased spending related to our efforts to defend and monetize our IP, we expect Adjusted EBITDA for 2013 to be in the range of $12 million to $15 million,” concluded Mr. Viegas.

immersion.com | +1 408.467.1900

30 Rio Robles | San Jose, California 95134

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ: IMMR) is the leading innovator in haptic technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1,300 issued or pending patents in the U.S. and other countries, Immersion helps bring the digital universe to life. Hear what we have to say at blog.immersion.com.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to our revenue and Adjusted EBITDA guidance for 2013.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; costs related to enforcing our intellectual property; the fact that litigation is inherently uncertain; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in transitioning to a pure IP licensing model and in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; failure to retain key personnel; competition; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most recent Annual Report on Form 10-K, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, TouchSense, HD Haptics and Reverb are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

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